                                                                     EXHIBIT 4.1


                      JONES INTERNATIONAL NETWORKS, LTD.

                                  as Issuer,

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                  as Trustee

                                 $100,000,000

                11 3/4% SENIOR SECURED NOTES DUE 2005, SERIES A

                11 3/4% SENIOR SECURED NOTES DUE 2005, SERIES B
                       _________________________________
                             ____________________
                                   INDENTURE

                           Dated as of July 10, 1998

                             ____________________

                           CROSS-REFERENCE TABLE *

Trust Indenture
  Act Section                                            Indenture Section
303....................................................        1.03
310(a)(1)..............................................        7.10
 (a)(2)................................................        7.10
 (a)(3)................................................        N.A.
 (a)(4)................................................        N.A.
 (a)(5)................................................        7.10
 (b)...................................................        7.10
 (c)...................................................        N.A.
311(a).................................................        7.11
 (b)...................................................        7.11
 (c)...................................................        N.A.
312(a).................................................        2.05
 (b)...................................................       12.03
 (c)...................................................       12.03
313(a).................................................        7.06
 (b)(1)................................................        7.06
 (b)(2)................................................        7.06
 (c)...................................................        7.06
 (d)...................................................        7.06
314(a).................................................        4.03 and 4.04
 (b)...................................................        N.A.
 (c)(1)................................................       12.04 and 12.05
 (c)(2)................................................       12.04 and 12.05
 (c)(3)................................................        N.A.
 (d)...................................................        N.A.
 (e)...................................................       11.05
 (f)...................................................        N.A.
315(a).................................................        7.01 and 7.02
 (b)...................................................        7.05
 (c)...................................................        7.01
 (d)...................................................        6.05;7.01
 (e)...................................................        6.11
316(a).................................................
 (a)(1)(A).............................................        6.05
 (a)(1)(B).............................................        6.04
 (a)(2)................................................        N.A.
 (b)...................................................        6.07
 (c)...................................................        2.19
317(a)(1)..............................................        6.08
 (a)(2)................................................        6.09
 (b)...................................................        2.04
318(a).................................................       12.01
 (b)...................................................        N.A.
 (c)...................................................       12.01

______________________
 * This Cross-Reference Table is not part of the Indenture.

N.A. means not applicable.

                               TABLE OF CONTENTS
                               -----------------

                    ARTICLE 1 DEFINITIONS AND INCORPORATION

SECTION 1.01.  DEFINITIONS...............................    1
SECTION 1.02.  OTHER DEFINITIONS.........................   25
SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
                INDENTURE ACT............................   26
SECTION 1.04.  RULES OF CONSTRUCTION.....................   26

                           ARTICLE 2 THE SECURITIES

SECTION 2.01.  FORM AND DATING............................  27
SECTION 2.02.  EXECUTION AND AUTHENTICATION...............  28
SECTION 2.03.  REGISTRAR AND PAYING AGENT.................  29
SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST........  30
SECTION 2.05.  SECURITYHOLDER LISTS.......................  30
SECTION 2.06.  TRANSFER AND EXCHANGE......................  30
SECTION 2.07.  REPLACEMENT SECURITIES.....................  32
SECTION 2.08.  OUTSTANDING SECURITIES.....................  33
SECTION 2.09.  TREASURY SECURITIES........................  33
SECTION 2.10.  TEMPORARY SECURITIES.......................  34
SECTION 2.11.  CANCELLATION...............................  34
SECTION 2.12.  DEFAULTED INTEREST.........................  34
SECTION 2.13.  CUSIP NUMBERS..............................  35
SECTION 2.14.  DEPOSIT OF MONEYS..........................  35
SECTION 2.15.  RESTRICTIVE LEGENDS........................  35
SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY..  37
SECTION 2.17.  SPECIAL TRANSFER PROVISIONS................  37
SECTION 2.18.  PERSONS DEEMED OWNERS......................  42
SECTION 2.19.  RECORD DATE................................  42

                             ARTICLE 3 REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.........................  43
SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.....  43
SECTION 3.03.  NOTICE OF REDEMPTION.......................  44
SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.............  45
SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE................  45
SECTION 3.06.  SECURITIES REDEEMED IN PART................  46
SECTION 3.07.  OPTIONAL REDEMPTION........................  46

SECTION 3.08.  MANDATORY REDEMPTION......................................................  47
SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.......................  47

                              ARTICLE 4 COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.....................................................  49
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY...........................................  49
SECTION 4.03.  SEC REPORTS...............................................................  50
SECTION 4.04.  COMPLIANCE CERTIFICATES...................................................  50
SECTION 4.05.  TAXES.....................................................................  51
SECTION 4.06.  STAY, EXTENSION AND USURY LAWS............................................  52
SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.........................................  52
SECTION 4.08.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES..  55
SECTION 4.09.  LIMITATION ON INDEBTEDNESS................................................  57
SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK........................  60
SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS......................................  62
SECTION 4.12.  LIMITATION ON LIENS.......................................................  63
SECTION 4.13.  CORPORATE EXISTENCE.......................................................  63
SECTION 4.14.  CHANGE OF CONTROL.........................................................  63
SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.......  65
SECTION 4.16.  CONDUCT OF BUSINESS.......................................................  65
SECTION 4.18.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES...................  66
SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS..............................................  67
SECTION 4.20.  SUBSIDIARY GUARANTEES.....................................................  68

                             ARTICLE 5 SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS....................  69
SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.........................................  70

                        ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.........................................................  70
SECTION 6.02.  ACCELERATION..............................................................  72
SECTION 6.03.  OTHER REMEDIES............................................................  73
SECTION 6.04.  WAIVER OF PAST DEFAULTS...................................................  73

SECTION 6.05.  CONTROL BY MAJORITY....................................  73
SECTION 6.06.  LIMITATION ON SUITS....................................  74
SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT...........  74
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.............................  74
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.......................  75
SECTION 6.10.  PRIORITIES.............................................  75
SECTION 6.11.  UNDERTAKING FOR COSTS..................................  76

                               ARTICLE 7 TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE......................................  76
SECTION 7.02.  RIGHTS OF TRUSTEE......................................  78
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE...........................  79
SECTION 7.04.  TRUSTEE'S DISCLAIMER...................................  79
SECTION 7.05.  NOTICE OF DEFAULTS.....................................  79
SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS..................  79
SECTION 7.07.  COMPENSATION AND INDEMNITY.............................  80
SECTION 7.08.  REPLACEMENT OF TRUSTEE.................................  81
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.......................  82
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION..........................  82
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY..  83

                       ARTICLE 8 DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.......  83
SECTION 8.02.  CONDITIONS TO DEFEASANCE...............................  84
SECTION 8.03.  APPLICATION OF TRUST MONEY.............................  86
SECTION 8.04.  REPAYMENT TO THE COMPANY...............................  86
SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS...................  86
SECTION 8.06.  REINSTATEMENT..........................................  87

                              ARTICLE 9 AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS.....................  87
SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS........................  88
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT....................  90
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS......................  90
SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES..................  91
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC........................  91

SECTION 9.07.  SUBSIDIARY GUARANTORS' SIGNATURE NOT REQUIRED..................  91

                       ARTICLE 10 SUBSIDIARY GUARANTEES

SECTION 10.01.  SUBSIDIARY GUARANTEES.........................................  92
SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE AGREEMENT......  93
SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS..  94
SECTION 10.04.  EFFECT OF DEFEASANCE..........................................  94
SECTION 10.05.  LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY..................  94
SECTION 10.06.  STAY, EXTENSION AND USURY LAWS................................  95

                          ARTICLE 11 RESERVE ACCOUNT

SECTION 11.01.  ESTABLISHMENT OF RESERVE ACCOUNT..............................  95
SECTION 11.02.  INVESTMENT OF FUNDS IN RESERVE ACCOUNT........................  95
SECTION 11.03.  PLEDGE AND GRANT OF SECURITY INTEREST.........................  96
SECTION 11.04.  DISBURSEMENTS.................................................  96

                           ARTICLE 12 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS..................................  97
SECTION 12.02.  NOTICES.......................................................  97
SECTION 12.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER...................  98
SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT............  98
SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.................  99
SECTION 12.06.  RULES BY TRUSTEE AND AGENTS...................................  99
SECTION 12.07.  LEGAL HOLIDAYS................................................ 100
SECTION 12.08.  NO RECOURSE AGAINST OTHERS.................................... 100
SECTION 12.09.  DUPLICATE ORIGINALS........................................... 100
SECTION 12.10.  GOVERNING LAW................................................. 100
SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................. 100
SECTION 12.12.  SUCCESSORS.................................................... 100
SECTION 12.13.  SEVERABILITY.................................................. 101
SECTION 12.14.  COUNTERPART ORIGINALS......................................... 101
SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC............................... 101

          INDENTURE, dated as of July 10, 1998, among Jones International Networks, Ltd., a Colorado corporation (the "Company"), and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "Trustee") and the other entities parties hereto.

          The Company has duly authorized the creation of an issue of 113/4% Senior Secured Notes due 2005, Series A (the "Initial Securities") and 113/4% Senior Secured Notes due 2005, Series B (the "Exchange Securities") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "Acquisition Agreement" shall mean the Agreement, dated as of June 2, 1998, by and among Media America, Inc., Ron Hartenbaum, Gary Schonfeld and Jones Network Holdings, LLC.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

          "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Business" means all or any portion of a business (including related assets) from an Affiliate (other than a Restricted Subsidiary and, in the case of any Restricted Subsidiary, any other Restricted Subsidiary).

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Agent Member" means a member of, or a participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that are applicable to such transfer or exchange.

          "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) the licensing of radio and cable television programming in the ordinary course of business, (iv) the disposition in the ordinary course of business of airtime and advertising inventory, (v) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (vi) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (vi) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (vii) transactions permitted under Section 5.01 hereof. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with
Section 4.07 shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

          "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Bank Indebtedness" means loans to the Company or a Restricted Subsidiary that are made by, and reimbursement obligations in respect of letters of credit for the account of the Company or a Restricted Subsidiary that are issued by, banks, trust companies and other institutions, principally engaged in the business of lending money to businesses, under a credit facility, loan agreement or similar agreement.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and
(iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

          "Certificated Notes" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, but do not include the information called for by footnotes 1 and 3 thereof.

          "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company and its Subsidiaries (to a Person other than a Wholly Owned Subsidiary); or (ii) the Company shall cease to hold directly all of the outstanding Capital Stock of Holdco; or (iii)

Mr. Glenn R. Jones and/or his Permitted Transferees at any time cease to hold in the aggregate, either directly or indirectly, Capital Stock having ordinary voting power to elect a majority of directors of the Company.

          "Commission" means the U.S. Securities and Exchange Commission or its successor.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" means Jones International Networks, Ltd., a Colorado corporation, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

          "Consolidated Adjusted Operating Cash Flow" means, with respect to any period the Consolidated Net Income for such period increased by, to the extent deducted in computing Consolidated Net Income, the sum of (i) depreciation and
(ii) amortization, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) exchange or translation losses on foreign currencies, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities) and less, to the extent added in calculating Consolidated Net Income, (x) exchange or translation gains on foreign currencies and (y) non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the projected weighted average balance of such Indebtedness for the period beginning on the first day of such four consecutive fiscal quarter period and ending on the date one year subsequent to such date (as determined in good faith by the Board of Directors of the Company and as adjusted to give effect to Indebtedness that has been permanently repaid and the underlying commitment terminated and has not been replaced) shall be deemed outstanding for purposes of this calculation), and (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(2) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such

Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period,
(4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets which constitutes all or substantially all of an operating unit or a business in connection with a transaction causing a calculation to be made hereunder, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness being Incurred bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense
(i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and
(ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and
(b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

          "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), (vii) the net loss of any Person (other than a Subsidiary) in excess of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (viii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, (A) Consolidated Net Income for any period shall be reduced by the aggregate amount of dividends paid during such period pursuant to clause (v) of paragraph (b) of Section 4.07 and (B) for the purpose of
Section 4.07 only, there shall be excluded from Consolidated Net Income, as such term is used in calculating Consolidated Adjusted Operating Cash Flow, any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.07(a)(iii)(D) hereof.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

          "Cumulative Available Cash Flow" means, as of any date of determination, the positive cumulative Consolidated Adjusted Operating Cash Flow, or, if such cumulative Consolidated Adjusted Operating Cash Flow for such period is negative, the amount by which cumulative Consolidated Adjusted Operating Cash Flow is less than zero.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depositary Trust Company, its nominees and successors.

          "Disinterested Director" means a member of the Board of Directors of the Company who is not otherwise affiliated with the Company and who is not otherwise involved or interested in the transaction in question.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities, or
(ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in
(i) above, in each case at any time prior to the Stated Maturity of the Securities; provided, that Capital Stock issued pursuant to the Acquisition Agreement and the MSO Agreements entered into by the Company as of the Issue Date shall not be considered Disqualified Stock. Disqualified Stock shall be deemed to be Incurred as Indebtedness in an amount equal to (i) the greater of its maximum voluntary or involuntary liquidation preference or repurchase price, if any, plus accrued and unpaid dividends or (ii) if redeemable at fair market value or at some fixed premium over fair market value, the then average closing price on the principal securities exchange or automated quotation system on which such Disqualified Stock is listed or eligible for trading on the five trading days immediately preceding the date on which it is issued or, if not so listed or eligible, the value as of such date as determined in writing by an independent investment banking firm of nationally recognized standing plus, in either case, any applicable premium.

          "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Securityholder of the Initial Securities to exchange all the Initial Securities held by such Securityholder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Securityholder, in accordance with the terms and conditions of the Registration Rights Agreement.

          "Exchange Securities" has the meaning set forth in the preamble to this Indenture.

          "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the sale of the Securities as described in the Offering Memorandum; provided, however, that the existing Capital Lease Obligations relating to satellite transponders, in an amount not in excess of $28.2 million, shall constitute "Existing Indebtedness" only for a maximum period of 14 days following the Issue Date.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arms-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as otherwise expressly provided, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained herein shall be computed in conformity with GAAP.

          "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the QIB Restricted Note.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holdco" means JPN, Inc., a Colorado corporation and a Wholly-Owned Subsidiary of the Company.

          "Incur" means issue, assume, guarantee, incur or otherwise become liable for, and "Incurrence" has a corresponding meaning; provided, however, that (i) any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred at the time it becomes a Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of discount on

Indebtedness shall be deemed to be an Incurrence of additional Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses Incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any

Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. Indebtedness shall not include any obligation to purchase or redeem the Capital Stock of the Company pursuant to the terms of the MSO Agreements as in effect on the Issue Date or the Acquisition Agreement.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Initial Purchaser" means NatWest Capital Markets Limited.

          "Initial Securities" has the meaning set forth in the preamble to this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" includes Additional Interest (as defined in the Registration Rights Agreement), if any.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities which shall be each January 1 and July 1 of each year, commencing January 1, 1999.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property (excluding Capital Stock (other than Disqualified Stock) of the Company) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.07 and determinations relating to Permitted Basket Investments, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary or in a Wholly Owned Subsidiary that otherwise ceases to qualify as such) of the fair market value of the net assets of such Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or such Wholly Owned Subsidiary otherwise ceases to qualify as such; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or upon the qualification of a non-wholly owned Restricted Subsidiary as a Wholly Owned Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or a non-wholly owned Restricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation or qualification less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or qualifies as a Wholly Owned Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary or a Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

          "Issue Date" means the date on which the Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Maturity Date" means July 1, 2005.

          "Moody's" means Moody's Investors Service, Inc.

          "MSO Agreements" means agreements with multiple system operators of cable television systems providing for the issuance of Class A Common Stock of the Company in exchange for specified service commitments, entered into in accordance with the Company's historical practice.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

          "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees and expenses, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the Offering Memorandum dated July 2, 1998, pursuant to which the Initial Securities were offered, and any supplements thereto.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or any Vice President, the Treasurer or the Secretary of the Company.

          "Officer's Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel, which may be internal counsel to the Company, who is acceptable to the Trustee.

          "Paying Agent" means United States Trust Company of New York, as paying agent hereunder, or any successor thereto appointed pursuant hereto.

          "Permitted Basket Investment" means an Investment by the Company or a Restricted Subsidiary in a Restricted Subsidiary (other than a Wholly Owned Subsidiary), an Unrestricted Subsidiary or any other Person engaged in a Permitted Business, including without limitation a loan or advance to, or Guarantee of Indebtedness of, a Restricted Subsidiary (other than a Wholly Owned Subsidiary), an Unrestricted Subsidiary or any other Person engaged in a Permitted Business; provided, however, that no such Investment may qualify as a Permitted Basket Investment to the extent the amount thereof, when taken together with all other such Investments that qualify as Permitted Basket Investments, would exceed an aggregate amount outstanding at any time equal to the sum of (i) $10 million plus (ii) to the extent not previously reinvested as a Permitted Basket Investment, any interest payment or dividend or other distribution from cumulative earnings realized on any Permitted Basket Investments, or any release or other cancellation of any Guarantee constituting a Permitted Basket Investment plus (iii) to the extent not previously reinvested as a Permitted Basket Investment, any return of capital on a Permitted Basket Investment (including any deemed return of capital resulting from the designation or qualification of the recipient thereof as a Restricted Subsidiary (if such recipient was previously an Unrestricted Subsidiary) or as a Wholly Owned Subsidiary (if such recipient was previously a non-wholly owned Restricted Subsidiary)) less (iv) all losses realized on the sale or other disposition of Permitted Basket Investments.

          "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, as reasonably determined by the Company's Board of Directors, including, without limitation, advertising sales, services and new programming, networks, products and services related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture; and all aspects of satellite delivery and production support, services and facilities; provided, that, an entity which is not an operating entity and whose primary business is to hold or maintain intellectual property or licenses shall not qualify as a "Permitted Business."

          "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business, (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $500,000; (vii) loans or advances to senior management of the Company which loans or advances are secured by shares of Common Stock of the Company owned by such senior management in an aggregate amount outstanding not to exceed $750,000; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (ix) a Permitted Basket Investment; (x) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Dispositions effected in compliance with Section 4.10; (xi) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

          "Permitted Liens" means: (i) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due from the Company or any Restricted Subsidiary or being contested in good faith by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or other Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary, as the case may be, will then be prosecuting an appeal or other proceedings for review; (ii) Liens for property taxes or other taxes, assessments or governmental charges of the Company or any Restricted Subsidiary not yet due or payable or subject to penalties for nonpayment or which are being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings; (iii) Liens in favor of issuers of performance, surety and other bonds issued pursuant to clause

(b)(vi) under Section 4.09; (iv) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or any Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (v) Liens outstanding immediately after the Issue Date as set forth on Schedule 1 hereto; (vi) Liens on property or assets of any Person
             ----------
at the time such Person becomes a Restricted Subsidiary of the Company; provided, however, that (A) if any such Lien has been Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed in connection with the acquisition of such Person and (2) the fair market value of all property and assets of such Person and (B) any such Lien will not extend to any other assets owned by the Company or any Restricted Subsidiary; (vii) Liens on property or assets at the time the Company or any Restricted Subsidiary acquires such assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided, however, that (A) if any such Lien is Incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien will not extend to any other property or assets owned by the Company or any Restricted Subsidiary; (viii) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (ix) Liens to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (v), (vi) and (vii); provided, however, that any such Lien will be limited to all or part of the same property or assets that secured the original Lien (plus improvements on such property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (v), (vi) and (vii) at the time the original Lien became a Permitted Lien hereunder and (B) an amount necessary to pay any premiums, fees and other expenses Incurred by the Company in connection with such refinancing, refunding, extension, renewal or replacement; (x) Liens on property or assets of the Company securing Interest Rate Agreements and Currency Agreements so long as the related Indebtedness is permitted under Section 4.09, and is secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement; (xi) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness (1) under purchase money obligations, mortgage financings or Capital Lease Obligations permitted under Section 4.09 or (2) under Sale/Leaseback Transactions permitted under Section 4.17 or Section 4.09; provided, that (A) the amount of Indebtedness Incurred in any specific case does not, at the time such Indebtedness is Incurred, exceed the lesser of the cost or fair market value of the property or asset acquired or constructed in connection with such purchase money obligation, mortgage financing or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may be,
(B) such Lien will attach to such property or asset upon acquisition of such property or asset and or upon commencement of such Sale/Leaseback Transaction, as the case may be, and (C) no property or asset of the Company or any Restricted Subsidiary (other than the property or asset acquired or contracted in connection with such purchase money obligation, mortgage financing or Capital Lease Obligation or subject to such Sale/Leaseback Transaction, as the case may
be) is subject to any Lien securing such Indebtedness; (xii) Liens granted to the Trustee securing the Company's obligations under the Indenture; (xiii) Liens on assets of a Restricted Subsidiary and/or the Company securing Bank Indebtedness permitted under clause (b)(i) of Section 4.09 and outstanding in an aggregate principal amount not exceeding $20 million; provided, that such Restricted Subsidiary and/or the Company, as the case may be, is permitted to incur liability with respect to such Bank Indebtedness under paragraph (d) of
Section 4.09; (xiv) Liens on satellite transponders and/or transponder capacity, transmitting facilities and/or capacity, and related assets acquired with the proceeds of, and that secure the repayment of, Replacement Satellite Indebtedness permitted under Section 4.09; and (xv) Liens on assets of the Restricted Subsidiaries and/or the Company securing any combination of additional Bank Indebtedness, additional Capitalized Lease Obligations, additional Attributable Indebtedness in respect of Sale/Leaseback Transactions and Indebtedness permitted under clause (b)(ix) of Section 4.09; provided that,
(A) at the time such Lien is granted and after giving effect to the Indebtedness secured thereby, (I) the Consolidated Coverage Ratio is greater than or equal to 2.5:1, and (II) the ratio of (x) all Indebtedness that is secured by Liens on any assets of the Company and its Restricted Subsidiaries (other than Replacement Satellite Indebtedness) to (y) an amount equal to the sum of $120 million plus the maximum amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Replacement Satellite Indebtedness) that could be Incurred under paragraph (a) of Section 4.09 (for which purpose all such Indebtedness not then outstanding shall be deemed to bear interest at a rate equal to the weighted average interest rate on all outstanding Indebtedness) does not exceed 1.0:6 and (B) in the case of additional Bank Indebtedness, such Liens are on property or assets of a Person that is permitted to incur liability with respect to such Bank Indebtedness under Section 4.09(d).

          "Permitted Transferee" means, with respect to a Person, (i) the spouse, parent or lineal descendant of such Person, (ii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of such Person, (iii) the trustee of a trust for the benefit of such Person or its Permitted Transferees and (iv) a corporation, partnership or other entity of which such Person and its Permitted Transferees are the beneficial owners of, and control the Capital Stock representing, a majority of the ordinary voting power.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Private Placement Legend" has the meaning provided in Section 2.15.

          "QIB Restricted Note" means a Security initially bearing CUSIP number 480208AA5 through which QIBs hold a beneficial interest in the permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, or any replacement Security issued therefor.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Record Date" means the record dates specified in the Securities, whether or not a Legal Holiday.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, the Capital Stock of which is owned, directly or indirectly, by the Restricted Subsidiary that is Incurring the Refinancing Indebtedness) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Securities and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Securities and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Securities in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the accreted value) then outstanding of the Indebtedness being refinanced.

          "Registrar" means United States Trust Company of New York, as registrar under the Indenture, or any successor thereto appointed pursuant to the Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement dated July 10, 1998 between the Company and the Initial Purchaser for the benefit of themselves and the Securityholders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act, or any successor regulation.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Security attached as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Securities sold in reliance on Regulation S.

          "Regulation S Temporary Global Note" means a single temporary global note in the form of the Security attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Securities sold in reliance on Regulation S.

          "Replacement Satellite Indebtedness" means Indebtedness of the Company or a Wholly Owned Subsidiary of the Company Incurred on or after January 1, 2002, to finance the acquisition of satellite broadcasting capacity, including satellite transponders and/or capacity, transmitting facilities and/or capacity, and related assets, whether secured or unsecured, and whether Incurred as regular Indebtedness or as a Capitalized Lease Obligation.

          "Reserve Account" shall have the meaning set forth in Section 11.01 hereof.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payment" has the meaning provided in Section 4.07(a).

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "S&P" and "Standard and Poor's" means Standard & Poor's Rating Group.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, or any successor statute or statutes thereto.

          "Securityholder" or "Holder" means a registered holder of one or more Securities.

          "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company or its Restricted Subsidiaries, including interest and fees thereon; provided, however, that Senior Indebtedness will not include any Subordinated Obligation of the Company or any Restricted Subsidiary.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision.

          "Subordinated Obligation" means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) in respect of which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of the Company or such Restricted Subsidiary in respect of such Indebtedness are subordinate or junior in right of payment to any other Indebtedness of such Person of the type described in clause (i) or (ii) or (vii) of the definition of "Indebtedness".

          "Subsidiary" of any Person means any corporation, association or other business entity of which such Person owns, directly or indirectly through one or more Subsidiaries, a majority of the Capital Stock or other ownership interests (including partnership and membership interests) and has ordinary voting power to elect a majority of the directors, managers, trustees or other persons performing similar functions or, in the case of a partnership, of which such Person or any of its Subsidiaries is the general or managing general partner. Notwithstanding the foregoing, Product Information Network Venture and Superaudio shall be deemed to be Subsidiaries of the Company. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

          "Subsidiary Guarantee" means the Guarantee of the Securities by a Subsidiary Guarantor.

          "Subsidiary Guarantor" means each Restricted Subsidiary of the Company, whether in existence on the Issue Date or created or acquired thereafter (other than any foreign Subsidiary and other than any domestic Restricted Subsidiary that is subject to a contractual limitation, existing on the Issue Date, on its ability to issue a Subsidiary Guarantee which limitation has not, with the exercise of such Restricted Subsidiary's best efforts, been satisfied or waived).

          "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section
9.03 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means U.S. Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, until a successor replaces it in accordance with Article 7 and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that acquires an Affiliate Business, (ii) any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (iii) any Subsidiary of an Unrestricted Subsidiary, (iv) Product Information Network Venture; (v) Superaudio; and (vi) Jones/Capstar Radio Programming LLC. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in Section 4.18.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                     Defined in
     Term                                                             Section
     "actual knowledge"............................................        7.02
     "Affiliate Transaction".......................................        4.11
     "Agent Members"...............................................        2.16
     "Asset Disposition Offer".....................................        3.09
     "Bankruptcy Law"..............................................        6.01
     "covenant defeasance option"..................................        8.01
     "Custodian"...................................................        6.01
     "Declaration".................................................        6.02
     "Default Amount"..............................................        6.02
     "Event of Default"............................................        6.01
     "Net Available Cash"..........................................        4.10
     "judgment default provision"..................................        6.01
     "legal defeasance option".....................................        8.01
     "Legal Holiday"...............................................       12.07
     "Notice of Default"...........................................        6.01
     "Offer Amount"................................................        3.09

     "Offer Period"................................................        3.09
     "Paying Agent"................................................        2.03
     "Registrar"...................................................        2.03
     "Successor Company"...........................................        5.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities and the Subsidiary Guarantees;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Securities means the Company, the Subsidiary Guarantors and any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

               (i)   a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii) "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular; and

               (v)   provisions apply to successive events and transactions.

                                   ARTICLE 2

                                THE SECURITIES

SECTION 2.01.  FORM AND DATING.

          The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-1 and A-2 hereto. The
                                              -------------------
Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-3 hereto. The Securities may
                                      -----------
have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Securities, annexed hereto as Exhibits A-1, A-2 and A-3, shall constitute, and are hereby
                  -------------------------
expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (a)  Global Notes.
               ------------

          Securities offered and sold to QIBs in reliance on Rule 144A shall be evidenced by one or more QIB Restricted Notes, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the QIB Restricted Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Note, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers' Certificate from the Company which certificate shall be delivered 40 days after the delivery of the authentication order of the Regulation S Temporary Global Note. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Each Global Note shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.17 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by the Agent Members through Euroclear or Cedel.

          Except as set forth in Sections 2.06 and 2.17 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

          (b)  Certificated Securities.
               -----------------------

          Securities issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          (a) Two Officers of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

          (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $100,000,000, and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Company signed by two Officers.

          (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Securityholder. The Company shall notify the Trustee and the Trustee shall notify the Securityholders of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to appoint or maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          (b) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

          The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company, the Subsidiary Guarantors and any other obligors on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company, any of the Subsidiary Guarantors or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company, the Subsidiary Guarantors or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary Guarantor) shall have no further liability for the money delivered to the Trustee. If the Company, the Subsidiary Guarantors or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05.  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company, the Subsidiary Guarantors or any other obligor on the Securities shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, and the Company, the Subsidiary Guarantors and each other obligor on the Securities shall otherwise comply with TIA (S) 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing.

          (b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (c) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

          (d) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (e) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (f)  The Company shall not be required:

               (i) to issue, to register the transfer of or to exchange any Security during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section
     3.02 hereof and ending at the close of business on the day of selection; or

               (ii) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

               (iii) to register the transfer of or to exchange a Security between a Record Date and the next succeeding Interest Payment Date, or between a special record date for payment of defaulted interest and the related payment date.

          (g) Prior to due presentment of the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of all payments with respect to such Securities, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (h) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

          (i) Any Holder of the Global Notes shall, by acceptance of such Global Notes, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Notes (or its agent), and that ownership of a beneficial interest in the Global Notes shall be required to be reflected in a book entry.

          (j) Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (k) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to Section
2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.07.  REPLACEMENT SECURITIES.

          (a) If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Subsidiary Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security.

          (b) Every replacement Security is an obligation of the Company and each of the Subsidiary Guarantors.

SECTION 2.08.  OUTSTANDING SECURITIES.

          (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

          (b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

          (c) If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          (d) Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiary Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Subsidiary Guarantors consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) shall cancel all Securities, if not already canceled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation. If the Company acquires any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless or until the same are surrendered to the Trustee (or its agent) for cancellation pursuant to this Section.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in
Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

          The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Securityholders; provided that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14.  DEPOSIT OF MONEYS.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient, together with any amounts to be disbursed pursuant to Section 11.04(a), to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

          Each Global Note and each Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof or unless another legend is required as a result of changes in applicable securities laws:

     THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, NEITHER THIS NOTE NOR A BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO JONES INTERNATIONAL NETWORKS, LTD. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1),(2),(3) OR
     (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO JONES INTERNATIONAL NETWORKS, LTD. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE

     TO JONES INTERNATIONAL NETWORKS, LTD.) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
     NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Note shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

          (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.15. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) The Holder of the Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

          (a) Transfer and Exchange of Global Notes.  The transfer and exchange
              -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Notes in accordance with the transfer restrictions set forth in the legend in Section
2.15. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Notes shall be permitted as follows:

              (i) QIB Restricted Note to Regulation S Global Note.  If, at any
                  -----------------------------------------------
     time, an owner of a beneficial interest in a QIB Restricted Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such QIB Restricted Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.17(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the QIB Restricted Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and, if applicable, the Euroclear or Cedel account to be credited with such increase, (3) a certificate in the form of Exhibit B-1 hereto given by the
                                                -----------
     owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, and (4) if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable QIB Restricted Note and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the QIB Restricted Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the QIB Restricted Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the QIB Restricted Note that is being exchanged or transferred.

               (ii) Regulation S Global Note to QIB Restricted Note.  If, at any
                    -----------------------------------------------
     time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a QIB Restricted Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a QIB Restricted Note as provided in this Section 2.17(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the QIB Restricted Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial
        -----------
     interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a QIB Restricted Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the

     Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such certificate to be supported by an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the applicable QIB Restricted Note by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable QIB Restricted Note equal to the reduction in the aggregate principal amount of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

          (b)  Transfer and Exchange of Certificated Notes.  When Certificated
               -------------------------------------------
Notes are presented by a Holder to the Registrar with a request:

               (i)   to register the transfer of the Certificated Notes; or

               (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Certificated Note that contains the legend provided in Section 2.15, such request shall be accompanied by the following additional information and documents, as applicable:

                     (x) if such Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3
                                                                     -----------
          hereto);

                    (y) if such Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an
                                               ------------
          Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                    (z) if such Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such
                      -----------
          Holder or the transferee reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (c) Exchange of a Beneficial Interest in a QIB Restricted Note or
              ---------------------------------------    ------------------
Regulation S Permanent Global Note for a Certificated Note.
----------------------------------------------------------

               (i) Any Person having a beneficial interest in a QIB Restricted Note or a Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note registered in the name of such Person. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a QIB Restricted Note or Regulation S Permanent Global Note, and a certification (which may be submitted by facsimile) to the effect that such beneficial interest is being transferred to the same Person designated by the Depositary as having the beneficial interest in the portion of the QIB Restricted Note or Regulation S Permanent Global Note being exchanged (in substantially the form of Exhibit B-4 hereto); in
                                                        -----------
     which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of QIB Restricted Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the Person requesting such exchange a Certificated Note in the appropriate principal amount.

               (ii) Subject to the provisions of Section 2.17(c)(i), Certificated Notes issued in exchange for a beneficial interest in a QIB Restricted Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.17(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Securities are so registered. Following any such issuance of Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Global Note to reflect the transfer.

          (d) Restrictions on Transfer and Exchange of Global Notes.
              -----------------------------------------------------
Notwithstanding any other provision of this Indenture (other than the provisions set forth in this Section 2.17(d)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (e) Transfer and Exchange of a Certificated Note for a Beneficial
              -------------------------------------------------------------
Interest in a Global Note.  A Certificated Note may not be transferred or
-------------------------
exchanged for a beneficial interest in a Global Note.

          (f) Authentication of Certificated Notes in Absence of Depositary.  If
              -------------------------------------------------------------
at any time:

              (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Notes registered in such names and principal amounts as specified by the Depositary in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g) Cancellation or Adjustment of Global Notes.  At such time as all
              ------------------------------------------
beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.

At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Notes by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

SECTION 2.18.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any Registrar and any co-Registrar and agent of the foregoing may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-Registrar) for the purpose of receiving payments due on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-Registrar or any Agent of the foregoing shall be affected by any notice to the contrary.

SECTION 2.19.  RECORD DATE.

          The record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to
Section 2.05 hereto.

                                   ARTICLE 3

                                  REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and accrued and unpaid interest and
(v) whether it requests the Trustee to give notice of such redemption.

          (b) If the Company elects or is required to make an offer to purchase Securities pursuant to the provisions of

Sections 3.09, 4.10 or 4.14 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a repurchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the maximum principal amount of Securities to be repurchased, (iv) the repurchase price and accrued and unpaid interest, (v) whether it requests the Trustee to give notice of such offer to repurchase and (vi) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or
(b) a Change of Control has occurred and the conditions set forth in Section
4.14 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

          (a) If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Securityholders on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portions thereof to be redeemed shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

          (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          (c) In the event the Company elects or is required to make an offer to repurchase Securities pursuant to Sections 3.09 hereof and the amount of the Excess Proceeds from the Asset Disposition are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

SECTION 3.03.  NOTICE OF REDEMPTION.

          (a) At least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid to each

Holder whose Securities are to be redeemed at the last address for such Holder then shown on the registry books.

          The notice shall identify the Securities to be redeemed and shall state:

               (i)     the redemption date;

               (ii)    the redemption price;

               (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

               (iv)    the name and address of the Paying Agent;

               (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (vi) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

               (vii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

               (viii) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

          (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

          (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption whether or not such Securities are presented for payment, and the only remaining right of the Holders of such Securities shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Securities to be redeemed. If a Security is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with paragraph (a) above, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Company shall issue and upon the Company's written request, the Trustee shall authenticate for the Securityholder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          (a) Except as provided in Section 3.07(b), the Company may redeem all or any portion of the Securities at any time on or after July 1, 2003, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding sentence, plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the 12-month period commencing on July 1 of the years set forth below, plus in each case, accrued and unpaid interest to the date of redemption (subject in the case of redemptions occurring after a record date and on or prior to the succeeding interest payment date to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date):

    Period                                    Redemption Price
    ------                                    ----------------

    2003                                          105.875%
    2004 and thereafter                           100.000%

          (b) At any time, or from time to time, on or prior to July 1, 2001, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings by the Company to redeem up to 35% of the originally issued aggregate principal amount of the Securities at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least 65% of the aggregate principal amount of Securities issued hereunder; and, provided, further, that the Company may not so redeem the Securities in connection with a Change of Control. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

SECTION 3.08.  MANDATORY REDEMPTION.

          The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities, but is required to make an offer to repurchase the Securities in connection with a Change of Control as provided under Section 4.14 and, under certain circumstances, following certain asset sales as provided under Section 4.10.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall commence an offer to all Securityholders to purchase Securities (an "Asset Disposition Offer"), it shall follow the procedures specified below:

          (a) The Asset Disposition Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Disposition Offer.

          (b) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to holders who tender Securities pursuant to the Asset Disposition Offer.

          (c) Upon the commencement of any Asset Disposition Offer, the Company shall send or cause to be sent in accordance with Section 3.03, a notice to each Securityholder. The notice shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Asset Disposition Offer. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

            (i) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer shall remain open;

            (ii)   the Offer Amount, the purchase price and the Purchase Date;

            (iii) that any Security not tendered or accepted for payment shall continue to accrue interest;

            (iv) that any Security accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Purchase Date;

            (v) that Holders electing to have a Security purchased pursuant to any Asset Disposition Offer shall be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (vi) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased;

            (vii) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only

          Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (viii) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Disposition Offer or, if less than the Offer Amount has been tendered, all Securities or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security or Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and at the written request of the Company the Trustee shall authenticate and mail or deliver such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

          (a) The Company shall pay the principal or repurchase price of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal or repurchase price, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal or repurchase price, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five business days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of principal or repurchase price, premium, if any, and interest paid on the Securities. The Company shall pay all Additional Interest, if any, in the amounts and in the manner set forth in the Registration Rights Agreement.

          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  SEC REPORTS.

          The Company will file with the Trustee and provide to the holders of the Securities, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is not required to file such reports with the Commission pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes within 15 days after it would have been required to file it with the Commission.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) to the extent required under the TIA or otherwise, if any Restricted Subsidiary's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of the financial statements nothing has come to their attention which would lead them to believe that the Restricted Subsidiary is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          (d) The Company shall also comply with TIA (S) 314(a)(4).

SECTION 4.05.  TAXES.

          The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and pay all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of any amounts due on the Securities); and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries by any of its Subsidiaries (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)) or any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary

(other than in exchange for Capital Stock of the Company or such Subsidiary (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

               (i) a Default shall have occurred and be continuing (or would result therefrom); or

               (ii) the Company is not able to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) under Section 4.09.; or

               (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Cumulative Available Cash Flow accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Cumulative Available Cash Flow shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) to the extent not applied to redeem Securities as described under Section 3.07 (b) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or (z) management employees of the Company or any Subsidiary of the Company); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $2 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person (including liquidating dividends thereon), proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the qualification of non-wholly owned Restricted Subsidiaries as Wholly Owned Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary or any non-wholly owned Subsidiary that thereafter qualifies as a Wholly- Owned Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Cumulative Available Cash Flow.

          (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with Section 4.09; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) any purchase or redemption of Capital Stock pursuant to the terms of the MSO Agreements in an amount not in excess of $2.5 million on a cumulative basis on and after the Issue Date; provided that such purchase or redemption shall be included in the calculation of Restricted Payments; and (v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; and provided, further, in each case that no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

          (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided, further that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment made with non-cash assets in an aggregate amount in excess of $2 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.09 shall be issued by an independent investment banking firm of national standing.

          (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements and a copy of any required investment banker's opinion.

          (e) Insofar as the Company has made Investments in a Wholly Owned Subsidiary, whether before, on, or after the Issue Date, and such Subsidiary thereafter ceases to be a Wholly Owned Subsidiary, on the date such Subsidiary ceases to be a Wholly Owned Subsidiary, the Company shall be deemed to make an Investment that constitutes either a Restricted Payment or a Permitted Basket Investment (to the extent eligible) in an amount equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries plus (but without duplication) (ii) the aggregate amount of other Investments of the Company and its other Restricted Subsidiaries in such Subsidiary, in each case as of the date on which such Subsidiary ceases to be a Wholly Owned Subsidiary.

SECTION 4.08. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay ordinary dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clause (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the holders of the Securities in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement, or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) any encumbrance or restriction applicable to a Restricted Subsidiary that Incurs Bank Indebtedness without violation of the Indenture, provided, however, that such encumbrances and restrictions are applicable only following the occurrence and during the continuance, of a payment default under the terms of the agreements governing, or the acceleration of all of, such Bank Indebtedness; (f) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (h) encumbrances or restrictions arising or existing by reason of applicable law.

SECTION 4.09.  LIMITATION ON INDEBTEDNESS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and (ii) on the date thereof the Consolidated Coverage Ratio (A) with respect to Indebtedness pari passu with the Securities, would be greater than or equal to 2.0:1 and (B) with respect to Subordinated Obligations, would be greater than or equal to 1.50:1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

               (i) Indebtedness of the Company or any Restricted Subsidiary under Bank Indebtedness and under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practice, provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $20 million at any time outstanding;

               (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii), together with Indebtedness Incurred in connection with Sale/Leaseback Transactions in accordance with Section 4.17, shall not exceed $5 million at any time outstanding;

               (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

               (iv) Indebtedness represented by (w) the Securities, (x) Existing Indebtedness and (y) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (a);

               (v) (A) Indebtedness of a Person Incurred on or before and outstanding on the date on which such Person becomes a Restricted Subsidiary of the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Person is acquired by the Company, the Company would have been able to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary or another Restricted Subsidiary the Capital Stock of which is owned, either directly or indirectly, by the Restricted Subsidiary Incurring such Refinancing Indebtedness, pursuant to this clause (v);

               (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business and (D) under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency

     Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

               (vii) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness Incurred by a Wholly-Owned Subsidiary without violation of the Indenture (so long as the Company could have Incurred such Indebtedness directly without violation of the Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture);

               (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Restricted Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $500,000 at any time, provided that such Indebtedness is extinguished within two business days of its Incurrence; and

               (ix) Indebtedness (other than Indebtedness permitted under clauses (i) through (viii)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, will not exceed $5 million (it being understood that any Indebtedness Incurred under this clause (ix) shall cease to be deemed Incurred or outstanding for purposes of this clause (ix) (but shall be deemed to be Incurred for purposes of paragraph (a) or paragraph (b)(i) or (ii), as the case may be) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) or, to the extent applicable, paragraph (b)(i) or (ii) without reliance upon this clause (ix)).

          (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company or any Restricted Subsidiary unless such Indebtedness shall be subordinated to the Senior Indebtedness to at least the same extent as the Subordinated Obligations being refinanced.

          (d) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Restricted Subsidiary of the Company shall incur any liability, either direct or contingent, in respect of Bank Indebtedness unless (i) in the case of the Company, the Company is the borrower or primary obligor in respect of such Bank Indebtedness or (ii) in the case of any Restricted Subsidiary, such Restricted Subsidiary is either (a) the borrower or primary obligor in respect of such Bank Indebtedness or (b) a Wholly Owned Subsidiary of such borrower or primary obligor.

SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by senior management of the Company or, if the fair market value of such assets exceeds $500,000, by the Company's Board of Directors) (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, Additional Assets or distribution agreements with radio stations or cable television operators or other video distributors which would receive programming of the Company or its Restricted Subsidiaries according to the Company's historical practice and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness of the Company or its Restricted Subsidiaries or (y) to the investment in or acquisition of Additional Assets within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 180 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Securities (C) third, within 180 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or another Wholly-Owned Subsidiary); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
(C), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments, (y) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Subsidiary of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or any of its Restricted Subsidiaries) or (z) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A),
(B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, however, that the foregoing shall not be deemed to require any reduction in the commitment for Bank Indebtedness to less than $20 million. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which has not been applied in accordance with this covenant at any time exceeds $5 million. The Company shall not be required to make an offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (a)(iii)(A)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such paid Senior Indebtedness in accordance with clause
(a)(iii)(A)) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 60 days) converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (a)(iii)(B), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in herein. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net

Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with clauses (a)(iii)(C) or
(D) above.

          (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the Disinterested Directors, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in (i) above); (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; and (iv) such Affiliate Transaction does not involve the acquisition of an Affiliate Business.

          (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.07 or to any Permitted Basket Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $500,000 at any time, (iv) loans or advances to senior management of the Company which loans and advances are secured by shares of Common Stock of the Company owned by such senior management, in an aggregate amount outstanding not to exceed $750,000, (v) any transaction between Wholly-Owned Subsidiaries,
(vi) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vii) transactions pursuant to (x) agreements in existence on the Issue Date which are
(I) described in the Offering Memorandum or (II) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, including extensions of any such agreements which are approved by a majority of Disinterested Directors and (y) arrangements in existence on the Issue Date between Jones Intercable, Inc. and the Company with respect to the allocation of personnel and other related expenses from Jones Intercable, Inc. to the Company in accordance with the parties' historical practices; provided, however, that such arrangements must be approved by a majority of the members of the Board of Directors of the Company and by a majority of the Desinterested Directors, if any, within 60 days of the Issue Date, (viii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, and (ix) the issuance of Capital Stock of the Company (other than Disqualified Stock).

SECTION 4.12.  LIMITATION ON LIENS.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens, except for Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and, subject to Section 4.10 and Section 4.20(c) the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

SECTION 4.14.  CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Securityholder will have the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject in the case of repurchases occurring after a record date and on or prior to the succeeding interest payment date to the right of Securityholders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

          (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Securityholder with a copy to the Trustee stating:

              (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to purchase such Securityholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Securityholders of record on a record date to receive interest on the relevant Interest Payment Date);

              (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

              (iii) the procedures determined by the Company, consistent with this Indenture, that a Securityholder must follow in order to have its Securities purchased.

          (c) Securityholders electing to have a Security repurchased must surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Securityholders may withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of the Security which was delivered for repurchase by the Securityholder and a statement that such Securityholder is withdrawing his election to have such Security purchased.

          (d) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of

Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being repurchased by the Company. The Trustee will promptly mail to each Securityholder so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Securityholder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Unless the Company defaults in the payment for any Securities properly tendered pursuant to the Change of Control Offer, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

          (e) The Company will, to the extent applicable, comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relative to the Company's obligation to make an offer to repurchase the Securities as a result of a Change of Control, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES.

          The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with the Indenture. The Company will not permit Holdco to issue any Capital Stock to any Person (other than to the Company).

SECTION 4.16.  CONDUCT OF BUSINESS.

          The Company will not, and will not permit its Restricted Subsidiaries to, engage directly or indirectly in any business other than a Permitted Business.

SECTION 4.17.   LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to the provisions hereof,
(ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $500,000, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors), (iii) the Net Cash Proceeds of such Sale/Leaseback Transaction are applied in accordance with Section 4.10 and (iv) the Indebtedness Incurred in connection with such Sale/Leaseback Transaction, together with Indebtedness Incurred in accordance with clause (b)(ii) of Section 4.09, does not exceed $5 million at any time outstanding.

SECTION 4.18.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

          The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (ii) the Company would be permitted under the Indenture to make an Investment constituting a Restricted Payment or a Permitted Basket Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
     (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date plus (but without duplication) (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

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

          (iii) unless the Company could make a Permitted Basket Investment in the amount described in paragraph (b) above, the Company would be permitted to Incur an additional $1.00 of Senior Indebtedness pursuant to paragraph
     (a) of Section 4.09 at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07 for all purposes of the Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.07 and, in the case of clause (z), pursuant to a Guarantee of such Indebtedness of an Unrestricted Subsidiary to the extent such Guarantee is permitted under Section 4.07.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture;

          (iii) such Unrestricted Subsidiary does not own or operate an Affiliate Business.

     All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS.

          The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.20.  SUBSIDIARY GUARANTEES.

          (a) The Company shall cause each Subsidiary Guarantor to deliver a Subsidiary Guarantee by executing this Indenture on the Issue Date. In addition, the Company shall cause each Restricted Subsidiary of the Company created or acquired after the date hereof (other than any foreign Subsidiary and other than any domestic Restricted Subsidiary that is subject to a contractual limitation, existing on the Issue Date, to its ability to issue a Subsidiary Guarantee which limitation has not, with the exercise of such Restricted Subsidiary's best efforts, been satisfied or waived) not later than fifteen (15) days after such creation or acquisition to execute the Subsidiary Guarantee Agreement in the form set forth in Exhibit C hereto and deliver such Subsidiary
                                   ---------
Guarantee Agreement and an Opinion of Counsel in form acceptable to the Trustee (as set forth in paragraph (b) below) to the Trustee.

          (b) The Opinion of Counsel required by clause (a) above shall state that the Subsidiary Guarantee Agreement and the Letter Agreement have been duly authorized, executed and delivered by such Subsidiary, that the obligations of such Subsidiary under such Subsidiary Guarantee Agreement and such Letter Agreement are enforceable against such Subsidiary in accordance with their terms and that delivery by such Subsidiary of each of the Subsidiary Guarantee Agreement and the Letter Agreement will not (i) result in any violation of the provisions of the charter or bylaws of such Subsidiary, (ii) to the best knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which such Subsidiary is a party, or (iii) to the best knowledge of such counsel, result in any violation of the provisions of any federal or state statute, or any order, rule or regulation of any federal or state court or governmental agency or body having jurisdiction over such Subsidiary or any of its properties or assets.

          (c) In the event of a sale or other disposition of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) pursuant to a merger, consolidation, sale of all or substantially all its assets or otherwise, which is not a Subsidiary of the Company or the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, which sale or disposition or designation is otherwise in compliance with this

Indenture (including the provisions of Sections 4.10 and 4.18), such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all of its guarantees of, and all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer. Upon delivery by the Company to the Trustee of an Officers' Certificate of the Company and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Sections 3.09, if applicable and 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under
Article 10 hereof or pursuant to any Subsidiary Guarantee Agreement.

          (d) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for all amounts due on the Securities and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in Article 10. The provisions of this Section 4.20 shall not affect any of the Company's obligations under Section 4.01 hereof.

                                   ARTICLE 5

                                  SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets (otherwise than pursuant to one or more Asset Dispositions that comply with Section 4.10) to any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust, limited liability company or other entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the

     Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company (A) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09;

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          Notwithstanding clauses (ii) and (iii) of Section 5.01, any Restricted Subsidiary of the Company may consolidate with or merge into the Company.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay all amounts due on the principal of and interest on the Securities.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          (a)  An "Event of Default" occurs if:

               (i) there is a default in any payment of interest on any Security when due, continued for 30 days;

               (ii) there is a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

               (iii) there is a failure by the Company to comply with its obligations under Section 5.01 hereof;

               (iv) there is failure by the Company to comply for 30 days after notice with any of its obligations under Article 4 hereof (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause
     (ii) above);

               (v) there is a failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

               (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $3 million and such default shall not have been cured or such acceleration rescinded after a 10-day period;

               (vii) any judgment or decree for the payment of money in excess of $3 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

               (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (1)  commences a voluntary case,

                    (2) consents to the entry of an order for relief against it in an involuntary case,

                    (3) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (4) makes a general assignment for the benefit of its creditors,

                    (5) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

                    (6) takes any corporate action to authorize or effect any of the foregoing; or

               (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

                    (2) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                    (3) orders the liquidation of the Company or any of its Significant Subsidiaries,

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (x) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such Default continues for 10 days;

          (b) The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          (c) A Default under clause (iv) or (v) of Section 6.01(a) hereof does not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the then outstanding Securities notify the Company or such Subsidiary Guarantor, as the case may be, of the Default and the Company or such Subsidiary Guarantor, as the case may be, does not cure such Default within the time specified in such clause (iv) or (v) after receipt of the notice. Nothing in this Section 6.01(c) shall impose on the Trustee an obligation to monitor the activities of the Company or any Subsidiary Guarantor to ascertain compliance with Article 4 hereof.

SECTION 6.02.  ACCELERATION.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities by notice to the Company, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest, if any, on all the Securities to be due and payable (the "Default Amount"). Upon any such Declaration, the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of Section 6.01(a) occurs with respect to the Company, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee and to the Company may rescind any Declaration if the rescission would not conflict with any judgment or decree and if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Security which has become due solely as a result of such Declaration) have been cured, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Securityholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

          (a) If an Event of Default occurs and is continuing, the Trustee and the Securityholders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Securityholders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of all the Securityholders, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of any amount due on any Security (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Securityholders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  LIMITATION ON SUITS.

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

          (a) Except to enforce the right to receive payment of any amount when due, no holder may pursue any remedy with respect to this Indenture or the Securities unless:

               (i) the Securityholder has previously given the Trustee written notice that an Event of Default is continuing;

               (ii) the Holders of at least 25% in principal amount of the then outstanding Securities have requested to the Trustee to pursue the remedy;

               (iii) such Securityholder or Securityholders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

               (iv) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

               (v) the Holders of a majority in principal amount of the then outstanding Securities have not given the Trustee a direction that, in the opinion of such Trustee, is inconsistent with such request within such 60-day period.

          (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of Securityholders to receive payment of all amounts on the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of each Securityholder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a)(i) or (ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor or any other obligor on the Securities for the Default Amount and, to the extent lawful, interest thereon and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor on the Securities), their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               (i) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               (ii) Second: if the Securityholders are forced to proceed against the Company directly without the Trustee, to the Securityholders for their collection costs;

               (iii) Third: to the Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

               (iv) Fourth: to the Company or, to the extent the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

          (b) The Trustee may fix a record date and payment date for any payment to Securityholders. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.

          (g) Except for an Event of Default under 6.01(a)(i) or (ii) hereof, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Securityholders of not less than 25% in aggregate principal amount of Securities outstanding.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or the Subsidiary Guarantees or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of any amount due on any Security, the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust officers in good faith determines that withholding the notice is in the interest of the Securityholders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default.

SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to the Securityholders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2) and (c).

           (b) A copy of each report at the time of its mailing to the Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed, in accordance with and to the extent required by TIA (S) 313(d). The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          (a) The Company and the each of the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Company and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Company and each of the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company or any Subsidiary Guarantor shall not relieve the Company or any of the Subsidiary Guarantors of their Obligations hereunder. The Trustee may have separate counsel and the Company and each of the Subsidiary Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent.

          (c) The obligations of the Company and each of the Subsidiary Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

          (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Subsidiary Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

          (e) To secure the Company's and each of the Subsidiary Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section

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

6.01(viii) or (ix) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (i)   the Trustee fails to comply with Section 7.10 hereof;

               (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (iii) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

               (iv)  the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Securityholder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Securityholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and each of the Subsidiary Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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

          (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any of the Subsidiary Guarantors or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have (or be a part of a holding company with) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall comply with TIA (S) 310(b).

     The provisions of TIA (S) 310 shall also apply to the Company and each of the Subsidiary Guarantors, as obligor of the Securities.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company and each of the Subsidiary Guarantors as obligor on the Securities.

                                   ARTICLE 8

                            DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

          (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) all obligations under Article 4,
Section 5.01(iii) and (iv) and the operation of Sections 6.01(a)(vi), 6.01(a)(vii) as well as 6.01(a)(viii), 6.01(a)(ix) and 6.01(a)(x) hereof but only with respect to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          (c) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(a)(iii) to the extent the non-compliance results from a violation of
Section 5.01(iii) or 5.01(iv), Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi),
6.01(a)(vii) or 6.01(a)(viii), 6.01(a)(ix) and 6.01(a)(x) (but only, in the case of Sections 6.01(a)(viii), (ix) and (x)), with respect to Significant Subsidiaries), or because of the failure of the Company to comply with Sections 5.01(iii) or 5.01(iv).

          (d) Upon satisfaction of the conditions set forth herein and Section
8.02 and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01(d), 8.04,
8.05 and 8.06 hereof shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof shall survive.

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

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

          (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

               (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Securities to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

               (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default or Event of Default specified in Section 6.01(viii) or (ix) hereof with respect to the Company or a Significant Subsidiary occurs which is continuing at the end of the period;

               (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

               (iv) the deposit does not constitute a default under any other agreement binding on the Company;

               (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or qualify as, an investment company under the Investment Company Act of 1940, as amended;

               (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

               (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

               (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Securities, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          (c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

SECTION 8.04.  REPAYMENT TO THE COMPANY.

          (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Securities, which amount shall be certified to the Trustee by independent public accountants.

          (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company and the Subsidiary Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, all liability of the Trustee and such Paying Agent with respect to such money shall cease, and the Company and the Subsidiary Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any cost or expense arising from any claim for such money.

SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

          The Company and the Subsidiary Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Subsidiary Guarantor's Obligations under this Indenture and the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Company or any of the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Securityholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                  AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS.

          (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any
Securityholder:

               (i)    to cure any ambiguity, omission, defect or inconsistency;

               (ii)   to comply with Article 5 hereof;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

               (iv) to add further Guarantees with respect to the Securities; or to secure the Securities with additional collateral;

               (v) to add to the covenants of the Company for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

               (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

               (vii) to make any change that would provide additional rights or benefits to the Holders of the Securities, as evidenced by an Opinion of Counsel delivered to the Trustee or that does not adversely affect the rights of any Securityholder in any respect; or

               (viii) to evidence or provide for a replacement Trustee under
     Section 7.08 hereof;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

          (b) Upon the request of the Company and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          (c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS.

          (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Securityholders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) and, subject to Section 6.04 and 6.07, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section
9.02 may not (with respect to any Securities held by a non-consenting Holder):

               (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (ii) reduce the stated rate of or extend the stated time for payment of any interest on any Security;

               (iii) reduce the principal of or extend the Stated Maturity of any Security;

               (iv) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed in accordance with Section 3.07;

               (v) make any Security payable in money other than that stated in the Security;

               (vi)  make any change in Section 6.04 or 6.07 hereof;

               (vii) impair the right of any Holder to receive payment of any amount due on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

               (viii) make any change in the amendment provisions which require each Securityholder's consent or in the waiver provisions.

          (b) Upon the request of the Company and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to all Securityholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, amendment or supplement, in accordance with its terms) and thereafter binds every Securityholder, unless it makes a change described in any clauses of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder's Security.

          (b) The Company may fix a record date for determining which Securityholders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the preceding paragraph of this Section 9.04.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

          (a) Securities authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

          (b) Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 7.02, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

SECTION 9.07.  SUBSIDIARY GUARANTORS' SIGNATURE NOT REQUIRED.

          Notwithstanding anything to the contrary in Article 10 of this Indenture, if any Subsidiary Guarantor shall have been released from its Obligations under Article 10 of this Indenture or any Subsidiary Guarantee Agreement entered into by such Subsidiary Guarantor, the signature of such Subsidiary Guarantor shall not be required in connection with any amendment of this Indenture.

                                  ARTICLE 10

                             SUBSIDIARY GUARANTEES

SECTION 10.01.  SUBSIDIARY GUARANTEES.

          Subject to this Article 10, each of the Subsidiary Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (a) all amounts on the Securities shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and (to the extent permitted by law) interest on the overdue principal, premium, if any, and interest on the Securities, if any, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Article 6 hereof. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this

Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to this Article 10, this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

          If any Holder of Securities or the Trustee is required by any court or otherwise to return to the Company or the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE AGREEMENT.

          If an Officer of the Subsidiary Guarantor whose signature is on this Indenture or a Subsidiary Guarantee Agreement no longer holds that office at the time the Trustee authenticates the related Security, the Subsidiary Guarantee shall be valid.

          The delivery of any Security by the Trustee, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture or a Subsidiary Guarantee Agreement on behalf of the Subsidiary Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries, if required by Section 4.20 hereof, the Company and the Trustee shall, and the Company shall cause such new Subsidiary to, execute a Subsidiary Guarantee Agreement to this Indenture in accordance with Section 4.20 hereof and this Article 6, to the extent applicable.

SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

SECTION 10.04.  EFFECT OF DEFEASANCE.

          All Subsidiary Guarantees, whether pursuant to this Indenture or a Subsidiary Guarantee Agreement, shall be of no further force and effect upon the occurrence of a legal defeasance or a covenant defeasance, subject to reinstatement pursuant to Section 8.06 hereof under the circumstances described therein.

SECTION 10.05.  LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

          Each Subsidiary Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, Section 4.20 and this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under
Section 4.20 or this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 10.06.  STAY, EXTENSION AND USURY LAWS.

          Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Subsidiary Guarantee, and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

                                  ARTICLE 11

                                RESERVE ACCOUNT

SECTION 11.01.  ESTABLISHMENT OF RESERVE ACCOUNT.

          There is hereby established and there shall be maintained with the Trustee, for the ratable benefit of the Holders of the Securities, a special trust account entitled the "JONES INTERNATIONAL NETWORKS, LTD. RESERVE ACCOUNT" (the "Reserve Account") for the purposes of (i) paying principal of or interest in the Securities and (ii) acquiring subject to compliance with the other provisions of this Indenture either Persons that become Subsidiaries or assets which constitute all or substantially all of an operating unit or a business. The Company has, concurrently with the execution of this Indenture, transferred to the Trustee for deposit in the Reserve Account an aggregate of U.S.$10,000,000 in cash. The Company shall solely be responsible for the payment of any Federal, state, local or other taxes owed or owing in respect of income or interest earned on the monies deposited in the Reserve Account, and the Trustee will have no obligation or responsibility to pay any such taxes and shall not apply any of the funds held in the Reserve Account towards the payment thereof.

SECTION 11.02.  INVESTMENT OF FUNDS IN RESERVE ACCOUNT.

          The Trustee shall invest all monies in the Reserve Account, as directed by the Company, in Cash Equivalents or U.S. Government Obligations. Pending disbursement of funds from the Reserve Account as contemplated by
Section 11.04 below, the Trustee shall reinvest any interest or other payments received in respect of such investments, as directed by the Company, in additional Cash Equivalents or U.S. Government Obligations, provided that any monies so reinvested and the securities acquired thereby must
--------
(i) be held as Reserve Collateral (as defined below) in the Reserve Account,
(ii) be subject to the security interest created by this Article 11, and (iii) otherwise be subject to the terms hereof. The Trustee shall have no obligation to select, or liability for its failure to so select, a form of Cash Equivalent or U.S. Government Obligation for the investment of Reserve Account funds, based on the rate of return provided by such Cash Equivalent or U.S. Government Obligation.

SECTION 11.03.  PLEDGE AND GRANT OF SECURITY INTEREST.

          The Company hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Securities, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Securities, a continuing security interest in and to (i) all of the Company's right, title and interest in the Reserve Account and any cash or Cash Equivalents or U.S. Government Obligations deposited therein and (ii) all products and proceeds of any of the securities held at any time in the Reserve Account, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the monies or securities held in the Reserve Account (collectively "Reserve Collateral"). The Interest Reserve Collateral secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Company under this Indenture and the Securities.

SECTION 11.04.  DISBURSEMENTS.

          (a) Not less than five (5) Business Days prior to the date on which any principal of or interest on the Securities will become due the Company may, in writing, direct the Trustee to transfer from the Reserve Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of such amounts. Upon receipt of such written request, the Trustee will take any action necessary to provide for the payment of such amounts on the Securities directly to the Holders of the Security from proceeds of the cash or Cash Equivalents or U.S. Government Obligations in the Reserve Account.

          (b) Not less than five (5) Business Days prior to the date on which the Company or any Restricted Subsidiary shall acquire, merge or consolidate with another entity or purchase assets as provided in Section 11.01, the Company may, in writing, direct the Trustee to transfer from the Reserve Account funds necessary to provide for payment of all or any portion of the purchase price of such Subsidiary or assets. Upon receipt of a direction from the Company, together with any other documentation reasonably satisfactory to the Trustee to substantiate such use of the Reserve Account by the Company, the Trustee will take any action necessary to enable it to pay the requested amount upon the order of the Company. Concurrently with any release of funds pursuant to this Section 11.04(b), the Company will deliver to the Trustee an Opinion of Counsel stating that such use of funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provisions of applicable law or regulation or of the organizational documents of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any assets of the Company.

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Company, the Subsidiary Guarantors and the Trustee shall be deemed subject to and governed by the TIA as if the Indenture were so qualified on the date hereof.

SECTION 12.02.  NOTICES.

          (a) Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company or any of the Subsidiary Guarantors:

          Jones International Networks, Ltd.
          9697 East Mineral Avenue
          P.O. Box 3309
          Englewood, Colorado 80155-3309
          Attention:  Chief Financial Officer

          If to the Trustee:

          U.S. Trust Company of New York
          c/o Patricia N. Glazier
          Assistant Vice President
          515 South Flower Street
          Los Angeles, CA 90071-2291

          (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          (d) Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER SECURITYHOLDERS.

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company and/or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Company and/or any of the Subsidiary Guarantors, as the case may be, shall furnish to the Trustee:

          (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e), shall comply with the definition of the term "Officers' Certificate" and shall include:

          (i) a statement that the person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such or her covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, N.Y., or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Company or any Subsidiary Guarantor or their respective predecessors shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.  GOVERNING LAW.

          This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Subsidiary Guarantors, the Company or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

          Except as provided herein, all agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  COUNTERPART ORIGINALS.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              SIGNATURES

                              JONES INTERNATIONAL NETWORKS, LTD.

                              By_________________________________
                                Name:
                                Title:

                              U.S. TRUST COMPANY OF NEW YORK,
                              as Trustee

                              By /s/ Patricia N. Glazier
                                ---------------------------------
                                Name:  Patricia N. Glazier
                                Title: Assistant Vice President

                              JPN, INC.

                              By_________________________________
                                Name:
                                Title:

                              JONES SPACE HOLDINGS, INC.

                              By_________________________________
                                Name:
                                Title:

                              JONES EARTH SEGMENT, INC.

                              By_________________________________
                                Name:
                                Title:

                              JONES INFOMERCIAL NETWORKS, INC.

                              By_________________________________
                                Name:
                                Title:

                              JONES RADIO HOLDINGS, INC.

                              By_________________________________
                                Name:
                                Title:

                              GREAT AMERICAN COUNTRY, INC.

                              By_________________________________
                                Name:
                                Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              SIGNATURES

                              JONES INTERNATIONAL NETWORKS, LTD.

                              By Gregory J. Liptak
                                ----------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              U.S. TRUST COMPANY OF NEW YORK,
                              as Trustee

                              By_________________________________
                                Name:
                                Title:

                              JPN, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES SPACE HOLDINGS, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES EARTH SEGMENT, INC.

                              By /s/ Elizabeth M. Steele
                                ---------------------------------
                                Name:  Elizabeth M. Steele
                                Title: Vice President

                              JONES INFOMERCIAL NETWORKS, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES RADIO HOLDINGS, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              GREAT AMERICAN COUNTRY, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: Vice President

                              JONES GALACTIC RADIO, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: Group Vice President

                              JONES INFOMERCIAL NETWORK VENTURES, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES GALACTIC RADIO PARTNERS, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES RADIO NETWORK, INC.

                              By /s/ Elizabeth Steele
                                ---------------------------------
                                Name:  Elizabeth M. Steele
                                Title: Vice President

                              JONES AUDIO SERVICES, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES RADIO NETWORK VENTURES, INC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES/OWENS RADIO PROGRAMMING, LLC.

                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                              JONES MAI, INC.


                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President


                              JONES MAI RADIO, INC.


                              By /s/ Gregory J. Liptak
                                ---------------------------------
                                Name:  Gregory J. Liptak
                                Title: President

                                   EXHIBITS
                                   --------

Exhibit A-1  Form of Note

Exhibit A-2  Form of Regulation S Temporary Global Notes

Exhibit A-3  Form of Exchange Senior Secured Note

Exhibit B-1  Form of Certificate For Registration of Transfer From Restricted
             Global Note to Regulation S Global Note

Exhibit B-2  Form of Certificate For Registration of Transfer From Regulation S
             Global Note to Restricted Global Note

Exhibit B-3  Form of Certificate For Exchange or Registration of Transfer of
             Certificated Notes

Exhibit B-4  Form of Certificate For Exchange of Restricted Global Note or
             Regulation S Permanent Global Note to Certificated Note

Exhibit C    Subsidiary Guarantee Agreement.

                                   SCHEDULE
                                   --------

Schedule 1   Liens outstanding immediately after the Issue Date.

                                                                     EXHIBIT A-1
                                 FORM OF NOTE

                                (Face of Note)

                      JONES INTERNATIONAL NETWORKS, LTD.

                11 3/4% SENIOR SECURED NOTE DUE 2005, SERIES A

     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

     [THIS NOTE AND ITS PREDECESSORS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, NEITHER THIS NOTE NOR A BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO JONES INTERNATIONAL NETWORKS, LTD. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),(2),(3) OR

______________

/1/   To be included only if the Security is issued in global form.

                                     A-1-1

     (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO JONES INTERNATIONAL NETWORKS, LTD. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO JONES INTERNATIONAL NETWORKS, LTD.) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT.]/2/


___________________

/2/ To be included on the Initial Senior Secured Securities and omitted from the Exchange Senior Secured Securities.

                                     A-1-2

                      JONES INTERNATIONAL NETWORKS, LTD.
                11 3/4% SENIOR SECURED NOTE DUE 2005, SERIES A


No. 1                                                               $100,000,000

Record Dates:  June 15 and December 15                      CUSIP No.  480208AA5

Interest Payment Dates:  January 1 and July 1,       Maturity Date: July 1, 2005
commencing January 1, 1999

JONES INTERNATIONAL NETWORKS, LTD., a Colorado corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred
to), for value received promises to pay to or registered assigns, the principal sum of $100,000,000 Dollars on July 1, 2005.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated: July 10, 1998



                              JONES INTERNATIONAL NETWORKS, LTD.


                              By:_________________________
                              Name: Gregory J. Liptak
                              Title: President



                              By:_________________________
                              Name:  Elizabeth M. Steele
                              Title: Secretary

                                     A-1-3

This is one of the Notes referred to in the within-mentioned Indenture:


U.S. TRUST COMPANY OF NEW YORK,
as Trustee


By:______________________________
 Name:
 Title:

                                     A-1-4

                                (Back of Note)

                11 3/4% SENIOR SECURED NOTES DUE 2005, SERIES A

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Jones International Networks, Ltd., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 11 3/4%. The Company will pay interest semiannually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing January 1, 1999, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Security shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

          (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 45 days following the Issue Date (the "Filing Date"), Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 16th day after the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 75 days following the Filing Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 76th day after the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 135 days after the Filing Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Securities have been sold thereunder), then Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 136th day after the Filing Date with respect to the Securities validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Securities under clauses (i), (ii) and (iii) above may not exceed in the aggregate 2.0% per annum; and provided further, that
(1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                                     A-1-5

          "Exchange Offer" shall mean the exchange offer by the Company of Initial Securities for Exchange Securities pursuant to Section 2(a) of the Registration Rights Agreement.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Record Date" shall have the meaning provided on the front of this Security.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

          2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall

                                     A-1-6
pay principal, premium, if any, and interest in monies of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company or any Guarantor of the Company may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

          4. Indenture. The Company issued the Securities under an Indenture, dated as of July 10, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Company limited to $100,000,000 in aggregate principal amount.

          5.(a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to July 1, 2003. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

     PERIOD                         REDEMPTION PRICE
     ------                         ----------------
     2003........................ 105.875%
     2004 and thereafter          100.000%

          (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to July 1, 2001, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Securities outstanding must equal at least 65% of the aggregate principal amount of the Securities issued under the Indenture; and provided further, that the Company may not so redeem the Securities in connection with a Change of Control. In order to effect the foregoing

                                     A-1-7
redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

          6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

          7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and
(iv) the procedures, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Disposition, and the aggregate amount of Net Available Cash remaining from such an Asset Disposition after any repayment of Senior Indebtedness or purchase of Additional Assets exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Net Available Cash, the Securities to be redeemed shall be selected on a pro rata basis. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          8. Notice of Redemption. Notice of redemption shall be mailed at least 30 (unless a shorter period is acceptable to the Trustee) but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may

                                     A-1-8
be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

          9. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities.

          10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and premium, if any, and interest on, this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

          12. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

          13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities

                                     A-1-9
except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of any amount due) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

          16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Subsidiary Guarantees. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of all amounts (including interest on overdue principal and overdue interest, if lawful) due on the Securities; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

          18. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          19. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                    A-1-10

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                    Jones International Networks, Ltd.
                    9697 East Mineral Avenue
                    P.O. Box 3309
                    Englewood, Colorado 80155-3309
                    Attn:  Chief Financial Officer

                                    A-1-11

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:_________________


                                   Your Signature:____________________________
                                   (Sign exactly as your name appears on the face of this Note)

     Signature Guarantee:_____________________________________________________
                         (Participant in recognized signature guarantee
                              medallion program)

                                    A-1-12

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Asset Sale Offer") or Section 4.14 ("Change of Control Offer") of the Indenture, check the applicable boxes:

[_]  Asset Sale Offer:               [_]  Change of Control Offer:

     in whole      [_]                    in whole         [_]

     in part       [_]                    in part          [_]

     Amount to be                         Amount to be
     purchased: $___________              purchased: $___________

       Dated:____________________    Signature:   ___________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)
Signature
Guarantee:______________________________________________________________________
              (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:_________________________________________________

                                    A-1-13

                    SCHEDULE OF EXCHANGES FOR EXCHANGE NOTE
                           OR ANOTHER GLOBAL NOTE/3/

          The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:

                                                               Principal Amount
                    Amount of decrease   Amount of increase     of this Global        Signature of
                       in Principal         in Principal        Note following     authorized officer
                      Amount of this       Amount of this      such decrease (or   of Trustee or Note
 Date of Exchange       Global Note          Global Note           increase)            Custodian
 ----------------   ----------------    ------------------    ------------------  --------------------

____________________

/3/  This should be included only if the Security is issued in global form.

                                    A-1-14

                                                                     EXHIBIT A-2

                      FORM OF REGULATION S TEMPORARY NOTE

                                (Face of Note)

                      JONES INTERNATIONAL NETWORKS, LTD.

                11 3/4% SENIOR SECURED NOTE DUE 2005, SERIES A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE AND ITS PREDECESSORS HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, NEITHER THIS NOTE NOR A BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO JONES INTERNATIONAL NETWORKS, LTD. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF

                                     A-2-1

NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO JONES INTERNATIONAL NETWORKS, LTD. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO JONES INTERNATIONAL NETWORKS, LTD.) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS REGULATION S TEMPORARY GLOBAL NOTE IS EXCHANGEABLE IN WHOLE OR IN PART FOR ONE OR MORE REGULATION S PERMANENT GLOBAL NOTES OR A QIB RESTRICTED NOTE ONLY
(i) AFTER THE TERMINATION OF THE RESTRICTED PERIOD (AS DEFINED IN REGULATION S) AND (ii) UPON PRESENTATION OF CERTIFICATES REQUIRED BY ARTICLE 2 OF THE INDENTURE. UPON EXCHANGE OF THIS REGULATION S TEMPORARY GLOBAL NOTE FOR ONE OR MORE REGULATION S PERMANENT GLOBAL NOTES OR QIB RESTRICTED NOTES, THE TRUSTEE SHALL CANCEL THIS REGULATION S TEMPORARY GLOBAL NOTE.

                                     A-2-2

                      JONES INTERNATIONAL NETWORKS, LTD.
                11 3/4% SENIOR SECURED NOTE DUE 2005, SERIES A


No.  __________                                                 $_______________

Record Dates:  June 15 and December 15                 CUSIP No. _______________

Interest Payment Dates:  January 1 and July 1,      Maturity Date:  July 1, 2005
commencing January 1, 1999

     JONES INTERNATIONAL NETWORKS, LTD., a Colorado corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to ___________________________ or registered assigns, the principal sum of ________________ Dollars on July 1, 2005.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                                  Dated:

                                        JONES INTERNATIONAL NETWORKS, LTD.

                                        By:_________________________
                                        Name:
                                        Title:

                                        By:_________________________
                                        Name:
                                        Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. TRUST COMPANY OF NEW YORK,
as Trustee

By:______________________________
   Name:
   Title:

                                     A-2-3

                    SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

          The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

                                                                     Principal Amount
                       Amount of decrease    Amount of increase      of this Global         Signature of
                          in Principal          in Principal         Note following      authorized officer
                         Amount of this        Amount of this       such decrease (or    of Trustee or Note
  Date of Exchange        Global Note           Global Note             increase)            Custodian
 ------------------   --------------------   -------------------   ------------------   -------------------

                                     A-2-4

                                                                     EXHIBIT A-3

                     FORM OF EXCHANGE SENIOR SECURED NOTE

                              (Face of New Note)

                      JONES INTERNATIONAL NETWORKS, LTD.

               11 3/4% % SENIOR SECURED NOTE DUE 2005, SERIES B

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY TO ANY OTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/4/


____________________

/4/   To be included only if the Security is issued in global form.

                                     A-3-1

                      JONES INTERNATIONAL NETWORKS, LTD.
                11 3/4% SENIOR SECURED NOTE DUE 2005, SERIES B

No.  __________                                                 $_______________

Record Dates:  June 15 and December 15                 CUSIP No. _______________

Interest Payment Dates:  January 1 and July 1,       Maturity Date: July 1, 2005
commencing January 1, 1999

     JONES INTERNATIONAL NETWORKS, LTD., a Colorado corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to __________________________ or registered assigns, the principal sum of ___________________ Dollars on July 1, 2005.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

[SEAL]                        JONES INTERNATIONAL NETWORKS, LTD.
                              By:_________________________
                              Name:
Dated:  ____________          Title:

                              By:_________________________
                              Name:
                              Title:

This is one of the Notes referred to in the within-mentioned Indenture:


U.S. TRUST COMPANY OF NEW YORK,
as Trustee
By:______________________________
   Name:
   Title:

                                     A-3-2

                                 (Back of Note)

                11 3/4% SENIOR SECURED NOTES DUE 2005, SERIES B

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Jones International Networks, Ltd., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 11 3/4%. The Company will pay interest semiannually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing January 1, 1999, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company, or any Subsidiary Guarantor of the Company may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

          4. Indenture. The Company issued the Securities under an Indenture, dated as of July 10, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Company limited to $100,000,000 in aggregate principal amount.

                                     A-3-3

          5. (a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to July 1, 2003. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

          PERIOD                        REDEMPTION PRICE
          ------                        ----------------
          2003..........................  105.875%
          2004 and thereafter              100.00%

          (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to July 1, 2001, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Securities outstanding must equal at least 65% of the aggregate principal amount of Securities issued under the Indenture and provided further, that the Company may not so redeem the Securities in connection with a Change of Control. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

          6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

          7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control; (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iv) the procedures, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its

                                     A-3-4

Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Disposition, and the aggregate amount of Net Available Cash remaining from such an Asset Disposition after any repayment of Senior indebtedness of purchase of Additional Assets exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash, at an offer price in cash in an amount equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Net Available Cash, the Securities to be redeemed shall be selected on a pro rata basis. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

          9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and premium, if any, and interest on, this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                                     A-3-5

          11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

          12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of any amount) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantor or any Affiliate of the Company or the Subsidiary Guarantor, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

          14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

          15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Subsidiary Guarantees. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of all amounts (including interest on overdue principal and overdue interest, if lawful) due on the Securities; provided, however, each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each

                                     A-3-6
other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

          17. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          18. Governing Law. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                    Jones International Networks, Ltd.
                    9697 East Mineral Avenue
                    P.O. Box 3309
                    Englewood, Colorado 80155-3309
                    Attn:  Chief Financial Officer

                                     A-3-7

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:

 _______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint___________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date:________________


                                   Your Signature:___________________________
                                   (Sign exactly as your name appears on the face of this Note)

     Signature Guarantee:_______________________________________________________
                           (Participant in recognized signature guarantee
                            medallion program)

                                     A-3-8

                      OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the applicable boxes:

[_]  Asset Sale Offer:                    [_]  Change of Control Offer:

     in whole     [_]                          in whole     [_]

     in part      [_]                          in part      [_]

     Amount to be                              Amount to be
     purchased: $_______                       purchased: $_______

      Dated: __________________     Signature:  _______________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Note)

Signature
Guarantee:_____________________________________________________________________
             (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number:________________________________________________

                                     A-3-9

                  SCHEDULE OF EXCHANGES FOR CERTIFICATED NOTE
                           OR ANOTHER GLOBAL NOTE/5/


        The following exchanges of a part of this Global Note for Certificated Notes or another Global Note have been made:

                                                               Principal Amount
                    Amount of decrease   Amount of increase     of this Global         Signature of
                       in Principal         in Principal        Note following      authorized officer
                      Amount of this       Amount of this      such decrease (or    of Trustee or Note
 Date of Exchange       Global Note          Global Note           increase)             Custodian
------------------  ------------------   ------------------    -----------------    ------------------

_______________________

/5/  This should be included only if the Security is issued in global form.

                                  A-3-10

                                                                     EXHIBIT B-1

               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
            FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (PURSUANT TO SECTION 2.17(A)(I) OF THE INDENTURE)

U.S. TRUST COMPANY OF NEW YORK
c/o Patricia N. Glazier
Assistant Vice President
515 South Flower Street
Los Angeles CA 90071-2291

       Re: 11 3/4% Senior Secured Notes due 2005, Series A of Jones International Networks, Ltd.

     Reference is hereby made to the Indenture, dated as of July 10, 1998 (the "Indenture"), among Jones International Networks, Ltd., as issuer (the "Company"), JPN, Inc., Jones Space Holdings, Inc., Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Radio Holdings, Inc., Great American Country, Inc., Jones Galactic Radio, Inc., Jones Infomercial Network Ventures, Inc., Jones Galactic Radio Partners, Inc., Jones Radio Network, Inc., Jones Audio Services, Inc., Jones Radio Network Ventures, Inc., Jones/Owens Radio Programming LLC, Jones MAI, Inc. and Jones MAI Radio, Inc., as Guarantors, and U.S. Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. ____________) and held with the Depositary in the name of ________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. ______________).

     In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

          1.   The offer of the Notes was not made to a person in the United
States;

          2. At the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;

                                     B-1-1

     3. No directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

     4. The transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     5. If the transaction is completed prior to the expiration of the Restricted Period, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code _________).

Upon giving effect to this request to exchange a beneficial interest in a Restricted Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the Restricted Period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NatWest Capital Markets Limited, the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                              [Insert Name of Transferor]

                              By:  ______________________
                                    Name:
                                    Title:

Dated: __________, _____

cc:    Jones International Networks, Ltd.
       NatWest Capital Markets Limited.

                                     B-1-2

                                                                     EXHIBIT B-2


               FORM OF CERTIFICATE FOR REGISTRATION OF TRANSFER
            FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
              (PURSUANT TO SECTION 2.17(A)(II) OF THE INDENTURE)


U.S. TRUST COMPANY OF NEW YORK
c/o Patricia N. Glazier
Assistant Vice President
515 South Flower Street
Los Angeles CA 90071-2291

   Re: 11 3/4% Senior Secured Notes due 2005, Series A of Jones International Networks, Ltd.

     Reference is hereby made to the Indenture, dated as of July 10, 1998 (the "Indenture"), among Jones International Networks, Ltd., as issuer (the "Company"), JPN, Inc., Jones Space Holdings, Inc., Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Radio Holdings, Inc., Great American Country, Inc., Jones Galactic Radio, Inc., Jones Infomercial Network Ventures, Inc., Jones Galactic Radio Partners, Inc., Jones Radio Network, Inc., Jones Audio Services, Inc., Jones Radio Network Ventures, Inc., Jones/Owens Radio Programming LLC, Jones MAI, Inc. and Jones MAI Radio, Inc., as Guarantors, and U.S. Trust company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. ____________) and held with the Depositary or through [Euroclear] [Cedel Bank] (Common Code _________) in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. ______________), to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

     [ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified

                                     B-2-1
          institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A; or

     [ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or such transfer is being effected pursuant to an effective registration statement under the Securities Act; or

     [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form and substance reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Restricted Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Restricted Global Notes pursuant to the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NatWest Capital Markets Limited, the initial purchaser of such Notes being transferred.

                              [Insert Name of Transferor]

                              By:  ______________________
                                    Name:
                                    Title:

                                     B-2-2

Dated: __________, _____

cc:    Jones International Networks, Ltd.
       NatWest Capital Markets Limited.

                                     B-2-3

                                                                     EXHIBIT B-3

         FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                               OF EXCHANGE NOTES
                (PURSUANT TO SECTION 2.17(B) OF THE INDENTURE)


U.S. TRUST COMPANY OF NEW YORK
c/o Patricia N. Glazier
Assistant Vice President
515 South Flower Street
Los Angeles CA 90071-2291

   Re: 11 3/4% Senior Secured Notes due 2005, Series B of Jones International
       Networks, Ltd.

     Reference is hereby made to the Indenture, dated as of July 10, 1998 (the "Indenture"), among Jones International Networks, Ltd., as issuer (the "Company"), JPN, Inc., Jones Space Holdings, Inc., Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Radio Holdings, Inc., Great American Country, Inc., Jones Galactic Radio, Inc., Jones Infomercial Network Ventures, Inc., Jones Galactic Radio Partners, Inc., Jones Radio Network, Inc., Jones Audio Services, Inc., Jones Radio Network Ventures, Inc., Jones/Owens Radio Programming LLC, Jones MAI, Inc. and Jones MAI Radio, Inc., as Guarantors, and U.S. Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by one or more Certificated Notes (CUSIP No. ____________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Note(s) in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ______________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                  [CHECK ONE]

     [ ] the Surrendered Notes are being acquired for the Transferor's own account, without transfer; or

     [ ]  the Surrendered Notes are being transferred to the Company; or

                                     B-3-1

     [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A; or

     [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act; or

     [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act; or

     [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form and substance reasonably acceptable to the Company, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and NatWest Capital Markets Limited, the initial purchaser of such Notes being transferred.

                                     B-3-2

                              [Insert Name of Transferor]

                              By:  ______________________
                                    Name:
                                    Title:
Dated: __________, _____

cc:    Jones International Networks, Ltd.
       NatWest Capital Markets Limited.

                                     B-3-3

                                                                     EXHIBIT B-4


                       FORM OF CERTIFICATE FOR EXCHANGE
                   OF RESTRICTED GLOBAL NOTE OR REGULATION S
                  PERMANENT GLOBAL NOTE TO CERTIFICATED NOTE
                 (PURSUANT TO SECTION 2.17(C) OF THE INDENTURE)

U.S. TRUST COMPANY OF NEW YORK
c/o Patricia N. Glazier
Assistant Vice President
515 South Flower Street
Los Angeles CA 90071-2291

   Re: 11 3/4% Senior Secured Notes due 2005, Series B of Jones International Networks, Ltd.

     Reference is hereby made to the Indenture, dated as of July 10, 1998 (the "Indenture"), among Jones International Networks, Ltd., as issuer (the "Company"), JPN, Inc., Jones Space Holdings, Inc., Jones Earth Segment, Inc., Jones Infomercial Networks, Inc., Jones Radio Holdings, Inc., Great American Country, Inc., Jones Galactic Radio, Inc., Jones Infomercial Network Ventures, Inc., Jones Galactic Radio Partners, Inc., Jones Radio Network, Inc., Jones Audio Services, Inc., Jones Radio Network Ventures, Inc., Jones/Owens Radio Programming LLC, Jones MAI, Inc. and Jones MAI Radio, Inc., as Guarantors, and U.S. Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to $________ principal amount of Notes which are evidenced by a beneficial interest in one or more Restricted Global Notes or Regulation S Permanent Global Notes (CUSIP Nos. ____________ and ______________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange of such beneficial interest in the form of an equal principal amount of Notes evidenced by one or more Certificated Notes (CUSIP No. ______________), to be delivered to the Transferor.

     In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that the Surrendered Notes are being transferred to the beneficial owner of such Notes.

                                     B-6-1

                        SUBSIDIARY GUARANTEE AGREEMENT

          For value received, the undersigned hereby unconditionally guarantees to:

          (i) United States Trust Company of New York, as Trustee (the "Trustee") under that certain Trust Indenture, dated as of July 10, 1998 (the "Indenture"), by and between Jones International Networks Ltd. and the Trustee; and

          (ii) the Holders from time to time of the Securities issued under the Indenture.

the payment in United States dollars of all amounts due on or in connection with the Securities, in the amounts and at the times when due, and the payment or performance of all other obligations of the Company under the Indenture and the Securities, all in accordance with and subject to the terms and limitations of
Article 10 of the Indenture. This Subsidiary Guarantee Agreement is effective as a Subsidiary Guarantee in accordance with Article 10 of the Indenture and its terms are evidenced therein. The validity and enforceability of this Subsidiary Guarantee Agreement and the Subsidiary Guarantee represented hereby shall not be affected by the fact that it is not affixed to any particular Security.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

          The obligations of the undersigned to the Trustee and the Holders pursuant to this Subsidiary Guarantee Agreement and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee Agreement relates.

          THIS SUBSIDIARY GUARANTEE AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          This Subsidiary Guarantee Agreement and the Subsidiary Guarantee represented hereby are subject to release upon the terms set forth in the Indenture.

          The Subsidiary Guarantor acknowledges and agrees that this Subsidiary Guarantee Agreement and the Subsidiary Guarantee represented hereby are subject to the provisions of the TIA to the same extent that the Indenture is subject to the TIA and that the Subsidiary Guarantor is an "obligor" on the Securities for purposes of the TIA.

Date:  July 10, 1998


                         By:
                              Name:
                              Title:

Accepted:

United States Trust Company
   of New York, as Trustee

By:
     Name:
     Title:

                                  SCHEDULE 1


Secured Party                 Filing Location               Filing Date         File Number
-------------                 ---------------               -----------         -----------
AT&T Credit Corporation       City Register NY Court        04/13/95            95PN16404